EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Huntley McNabb

503.419.3592, Huntley.McNabb@CarePayment.com

CarePayment® Program Introduced at 20 Facilities in First Half 2012

Demand for patient receivable solutions fueling CarePayment staffing, services expansion

PORTLAND, Ore. – (September 17, 2012) – Healthcare providers facing a growing burden of patient receivables are turning to CarePayment®, an innovative loyalty program that improves financial results and boosts patient satisfaction.

Offered by patient financing leader CarePayment Technologies, Inc., the CarePayment® Program added 20 new facilities in the first half of 2012, through five clients in three states. Meanwhile, the program will be expanded to include innovative enhancements to its engagement platform, including flexible payment terms of up to 72 months to help patients meet rising healthcare out-of-pocket expenses.

The expansion is being driven by new leadership in Craig Froude as President and CEO, and A. Todd Van Meter as Senior Vice President, who were appointed earlier this year to foster growth and provide leadership in the creation of innovative financial solutions for patients and providers. Both come to CarePayment with extensive experience in shaping and implementing successful growth strategies for organizations in the healthcare sector.

“An increasing number of healthcare organizations are eager for new ways to strengthen relationships with patients without negatively impacting financial performance,” said Froude. “Our overall growth and recent expansion into Georgia, Texas and New Jersey are the result of helping healthcare providers improve the patient experience to garner greater market share and increase revenue.” The healthcare providers that CarePayment serves include large health systems, stand-alone acute care hospitals and independent physician practices.

The CarePayment growth strategy is also focused on continually enhancing its provider-branded patient payment program. “Patients and providers have asked for more flexibility with the program, and we are responding with innovations to bring patients financial relief and increase their loyalty to the provider for future healthcare needs,” said Van Meter. The latest enhancement gives hospitals the ability to offer patients more options in meeting significant medical costs. It expands the CarePayment 25-month payment plan to include terms of 36, 48, 60 and 72 months, all with a 0% APR and a non-discriminatory approval process.

For healthcare providers, the CarePayment® Program offers the confidence that they are complying with applicable federal and state laws as they face greater consumer finance regulatory scrutiny.

About CarePayment®

Established in 2004, CarePayment® helps patients pay their medical bills over 25 months or more at 0% APR through accounts that are issued by WebBank of Salt Lake City, Utah. The program is an innovative approach that has proven to enhance the patient experience while improving collection rates for the healthcare provider. Many CarePayment clients experience a twofold impact to their bottom line: one from the reduction in bad debt and the other from additional revenue as a result of attracting new patients. For additional information, please call 800.316.4350 or visit www.carepayment.com.

Disclaimer

This release may contain forward-looking statements.  All statements that are not purely historical are forward-looking statements.  Words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "could," "would," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.  In particular, this release may contain forward-looking statements with respect to business objectives, expected growth, results of operations, performance, business projects and opportunities, and financial results.  Such forward-looking statements reflect management’s current view and estimates of future economic and market circumstances, industry conditions, company performance and financial results, are based on certain material factors and assumptions, and are subject to certain risks and uncertainties, including, without limitation, changes in market conditions, competition, governmental or regulatory developments, general economic conditions and other factors set out in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  Such risks, uncertainties and other factors could cause actual results or events to differ materially from those described in the forward-looking statements.  CarePayment Technologies does not intend, and undertakes no obligation, to update any such forward-looking statements to reflect events or circumstances that occur after the date of this release.